                                                                     EXHIBIT 4.1

                               SMART ONLINE, INC.

                               FIRST AMENDMENT TO
            CONVERTIBLE SECURED SUBORDINATED NOTE PURCHASE AGREEMENT

     THIS FIRST  AMENDMENT TO  CONVERTIBLE  SECURED  SUBORDINATED  NOTE PURCHASE
AGREEMENT  (this  "Agreement")  is entered into this 12th day of August 2008, by and among Smart Online, Inc., a Delaware  corporation (the "Company"),  and each of the  undersigned  holders (the  "Holders," and  individually,  a "Holder") of
Secured Subordinated  Convertible Promissory Notes (the "Notes") issued pursuant to that certain Convertible  Secured  Subordinated Note Purchase Agreement dated as of November 14, 2007, by and among the Company and the  Investors  referenced on Schedule A attached thereto (the "Original Purchase Agreement").  Capitalized terms used but not defined  herein shall have the  meanings  assigned to them in the Original Purchase Agreement.

                                    RECITALS

     WHEREAS,  the  Original  Purchase  Agreement  provides  that the  aggregate principal amount of the Notes which may be issued in Subsequent  Closings of the sale of Notes  under  the  Original  Purchase  Agreement  shall be no more  than
$5,200,000,  and the  Company  and the  Holders  desire  to amend  the  Original
Purchase Agreement to increase this amount by $6,800,000 to $12,000,000;

     WHEREAS,  the  Original  Purchase  Agreement  requires  that each  Investor participate in Subsequent  Closings  equal to such  Investor's pro rata share of the Subsequent  Closing Amount,  and the Company and the Holders desire to amend the Original  Purchase  Agreement to permit  participation by some or all of the
Investors  in an  amount  to be  determined  by the  Company  and the  Investors participating in such Subsequent Closing;

     WHEREAS,  the Company and the Holders desire to make certain  amendments to the  representations and warranties of the Company made in the Original Purchase
Agreement; and

     WHEREAS,  Section 9(a) of each of the Original Purchase  Agreement provides that any provision of the  Agreement may be amended with the written  consent of the  Company  and the  Investors  holding at least a majority  of the  aggregate outstanding principal amount of the Notes (the "Requisite Percentage").

     WHEREAS, the Holders constitute the Requisite Percentage necessary to amend the provisions of the Original Purchase Agreement.

     NOW, THEREFORE,  in consideration of the promises and agreements  contained herein, and other good and valuable  consideration,  the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

     1.   Amendments to Original Purchase Agreement.

     (a)  Section 1(c) of the Original Purchase  Agreement is hereby deleted and amended and restated in its entirety to read as follows:

     "(c) Subsequent Closing;  Delivery. Subject to compliance with federal and applicable  state  securities  laws, at any time after the date of this Agreement but on or prior to the third  anniversary  hereof,  the
     Company may elect to sell and issue to the  Investors,  and, upon such election, the Investors shall purchase from the Company in one or more subsequent closings (each, a "Subsequent  Closing"),  additional Notes
     (the "Additional Notes"); provided that the aggregate principal amount of all Additional Notes issued in all Subsequent  Closings pursuant to this  Agreement  does not exceed  $12,000,000.  Each time the  Company elects to sell Additional Notes in a Subsequent  Closing,  the Company shall  provide to each Investor  written  notice of such election (the
     "Subsequent Closing Notice"), which notice shall include the aggregate principal  amount of the Additional Notes the Company proposes to sell in such  Subsequent  Closing  (which  amount  shall  not be less  than
     $500,000) (the "Subsequent Closing Amount"), the anticipated date upon which such Subsequent Closing will occur (which date shall not be more than fifteen (15) days after the Company  provides  such notice to the
     Investors) and the Investor's pro rata share of the Subsequent Closing
     Amount (which shall be calculated by dividing the principal  amount of the  Note  purchased  by  such  Investor  in all  prior  Closings  (as hereinafter  defined) by the aggregate  principal  amount of all Notes purchased in all prior  Closings).  At each Subsequent  Closing,  each
     Investor  shall purchase an Additional  Note equal to such  Investor's pro rata share of the Subsequent  Closing Amount, or such other amount as the  Investors  participating  in such  Subsequent  Closing and the
     Company shall agree.  If an Investor does not desire to participate in a Subsequent Closing (a "Nonparticipating  Investor"), it shall notify the other  Investors in writing and the other Investors may (but shall
     not  be  required   to)   purchase   the  amount   allocated   to  the
     Nonparticipating  Investor based on such  Investor's pro rata share of the Notes  issued in prior  Closings  or in such  amounts  as shall be agreed  by  the  Company  and  the  Investors  participating  in  such
     Subsequent    Closing    (the    "Participating    Investors").    The
     Nonparticipating  Investor  shall be  relieved  of its  obligation  to
     participate   in  a  Subsequent   Closing  only  to  the  extent  that
     Participating  Investors  have  elected  to  purchase  the  Subsequent
     Closing Amount allocated to such Nonparticipating  Investor.  All such sales of  Additional  Notes shall be made on the terms and  conditions set forth in this  Agreement  and the exhibits  attached  hereto.  Any
     Additional  Notes sold and issued  pursuant to this Section 1(d) shall be deemed to be "Notes" for all purposes under this Agreement.  Should any such sales be made, the Company shall prepare a revised Schedule I to this Agreement  reflecting such sales. At each Subsequent  Closing, the Company will  deliver to each of the  Investors  participating  in such  Subsequent  Closing the respective  Note to be purchased by such
     Investor, against

     receipt by the  Company of the  corresponding  Purchase  Price set forth on
     Schedule I hereto.  Each of the Notes will be registered in such Investor's name in the  Company's  records.  The Initial  Closing and each  Subsequent
     Closing,  if any,  shall each be considered a "Closing" for the purposes of this  Agreement  and the date of each  such  Closing  shall  be a  "Closing
     Date.""

     (b)  The initial  paragraph of Section 2 is hereby  deleted and amended and restated in its entirety to read as follows:

     "Except as otherwise  described in the  Company's  most recent  Annual
     Report on Form 10-K (and any amendments thereto filed at least two (2)
     Business  Days prior to the Closing  Date),  the  Company's  Quarterly
     Reports on Form 10-Q filed  after the  Company's  most  recent  Annual
     Report  on Form  10-K (if any) (and any  amendments  thereto  filed at least two (2) Business Days prior to the Closing Date),  the Company's
     Proxy  Statement for its most recent Annual  Meeting of  Shareholders, and any of the Company's  Current  Reports on Form 8-K filed after the filing of the  Company's  most  recent Form 10-Q or Form 10-K (and any amendments  thereto  filed at least two (2) Business Days prior to the
     Closing  Date) (all  collectively,  the "SEC  Reports"),  the  Company hereby represents and warrants to, and covenants with, the Investor as of the date hereof and the applicable Closing Date, as follows:"

     (c)  The first two sentences of Section 2(d) are hereby deleted and amended and restated in their entirety to read as follows:

     "The  outstanding  capital stock of the Company is as described in the
     Company's most recently filed Quarterly  Report on Form 10-Q or Annual
     Report on Form 10-K.  The Company has not made any material  issuances of capital stock since the last day of the quarterly or annual period, as applicable,  of the Company's most recently filed Quarterly  Report on Form 10-Q or Annual Report on Form 10-K, other than pursuant to the purchase of shares under the Company's employee stock equity plans and the exercise of outstanding warrants or stock options, in each case as disclosed  in the SEC Reports,  as well as the issuance of  restricted
     shares  to  certain  of  its   directors   as  part  of  its  director
     compensation  program and the issuance of restricted shares to certain of its employees under our 2004 Equity Compensation Plan."

     (d)  Schedule  1 to the  Original  Purchase  Agreement  shall be amended to include the schedule set forth in Exhibit A hereto.

     2.   Ratification.   Except  as  specifically   amended  pursuant  to  this
Agreement,  the Original Purchase  Agreement remains in full force and effect in accordance with its terms.

     3.   Validity.  The parties  agree that this  Agreement  is entered into in accordance with Section 9(a) of the Original Purchase Agreement.

     4.   Governing  Law. This  Agreement  and all actions  arising out of or in connection  with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware,  without regard to the conflicts of laws or choice of law provisions thereof.

     5.   Counterparts. This Agreement may be executed in multiple counterparts, each of which  shall be  deemed an  original,  but all of which  together  shall constitute one and the same instrument.

     6.   Binding  Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, successors and assigns.

                           [Signature page to follow]

                      [Signature page to First Amendment to
            Convertible Secured Subordinated Note Purchase Agreement]

     IN WITNESS  WHEREOF,  the parties  have  executed  this First  Amendment to
Convertible  Secured  Subordinated Note Purchase  Agreement as of the date first above written.

COMPANY:                            SMART ONLINE, INC.

                                    By: /s/ David E. Colburn
                                        ----------------------------------------
                                        Name:  David E. Colburn
                                        Title: President/CEO

HOLDERS:                            CRYSTAL MANAGEMENT LTD.

                                    By: /s/ Doron Roethler
                                        ----------------------------------------
                                        Name:  Doron Roethler
                                        Title: Beneficial Owner

                                    ATLAS CAPITAL S.A.

                                    By: /s/ Avy Lugassy
                                        ----------------------------------------
                                        Name:  Avy Lugassy
                                        Title: Member of the Management

                                    WILLIAM FURR

                                    --------------------------------------------

                                    THE BLUELINE FUND

                                    By:
                                        ----------------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                                   SCHEDULE I

                              Schedule of Investors
                   Subsequent Closing Held on August 12, 2008

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INVESTOR'S NAME AND ADDRESS                               Initial Closing
                                                          ---------------
                                                          Note Principal Amount

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Crystal Management Ltd.                                   US$250,000
Michal Raviv, Adv.
Gibor Sport House (28th floor)
7, Menahem Begin (Betzalel) St.
Ramat Gan 52521
Israel
Fax.: +972 (3) 575-5526

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Atlas Capital, S.A.                                       US$1,250,000
Rue du Rhone 118, CH - 1204
Geneve
Switzerland
Fax:
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Total:                                                    US$1,500,000
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